SERVICES AGREEMENT

THIS AGREEMENT is made on August, 2009_between SMC Logistics, Inc., a company registered under the laws of the United States of America ("USA"), having its registered office situated at 280 Machlin Court, City of Industry, California 91789, USA of the first part (hereinafter called "SMC-L") and Starlite Consumer Electronics (USA) Inc. and Cosmo Communications Corporation (collectively "Starlight"), companies registered under the laws of the United States of America ("USA") having its mailing office at 5/F., Shing Dao Industrial Building, 232 Aberdeen Main Road, Hong Kong (hereinafter referred to as "Starlight") of the second part.

RECITALS:

WHEREAS SMC-L is a wholly-owned subsidiary of The Singing Machine Company, Inc. and manages the warehouse fulfillment, delivery logistics and returns for Singing Machine Co., Inc. In addition, SMC-L currently manages Starlight's returns logistics as described in another service agreement.

WHEREAS Starlight is a manufacturer of consumer electronics which are distributed and sold world-wide.

WHEREAS Starlight desires to engage in the Services of SMC-L to manage Starlight's fulfillment, delivery logistics, and returns processing for Products to be distributed and sold throughout the USA.

WHEREAS SMC-L agrees to provide the services to Starlight as specified in Clause 2 of this Agreement.

NOW THEREFORE, in consideration of the mutual promises, covenants and agreements set forth herein, both parties to this Agreement agree as follows:

1. Effective Date

This Agreement shall commence and shall be deemed to have commenced no later than ____ and (subject to Clause 5 hereof) shall continue in full force and effect thereafter.

2. Scope of Services

2.1 SMC-L shall provide logistics and fulfillment services ("Services") to Starlight in accordance with Schedule A as attached hereto.

2.2 Schedule A may be updated from time-to-time by mutual consent of the Parties. Any changes in services shall require a renegotiation between the Parties of Compensation as described in Section 3.

3. Compensation

3.1 In consideration of Services provided by SMC-L in Schedule A, Starlight shall pay SMC-L a Monthly Service Fee pursuant to the following:

(i) Fee scheduled detailed in Schedule B.

(ii) It is understood that the above Service Fee does not include the cost of inbound, outbound shipping and freight. SMC-L shall separately invoice the cost of shipping/freight to Starlight at-cost, if shipped on SMC-L account. The Service Fee also

does not include customs brokerage and duty fees.

(iii) Supplemental Charges. SMC-L shall invoice Starlight for additional services on a monthly basis as charges are incurred for the following goods and services at-cost and without markup:

a. Starlight and Cosmo's pro-rata share of packing materials (including packing materials for Disney.com direct-to-consumer program);
b. Drayage and shipping expenses to and from port;
c. Shipping expenses incurred on Starlight's behalf to customers subject to the best competitive quotation and also to Starlight's prior approval of the rates;
d. Pallets as required so long as pallet prices do not exceed $7.00/pallet.
e. Labor expenses for special handling which require overtime or weekend labor, billed at-cost and with the prior approval of Starlight. These projects include but are not limited to: Q.C. of Starlight/Cosmo goods or weekend or overtime staging or receiving of goods to meet a rushed shipping window in which delivery was delayed and SMC-L did not have reasonable time to prepare.

4. Payment of fees

The service fee shall be paid by Starlight to SMC-L on a monthly basis payable on the first day of each calendar month or at such other times as may be agreed by the parties.

5. Starlight's Obligations

5.1 The parties understand that in order for SMC-L to successfully fulfill it's obligations under this Agreement, there must be continuous and timely communication and exchange of information between the Parties. To achieve this end, Starlight shall timely provide SMC-L with such information to include but not limit:

(i) Starlight Customer Lists, including Vendor number, EDI qualifier, documents traded, and UCC numbers;
(ii) Access to Starlight Customers' Pick-Up Website (for scheduling pick-ups and routing);
(iii) Provide up-to-date Container Reports as needed which include information on what Products are being sent and their ETA;
(iv) Any inventory management tools which give SMC-L a clear understanding of incoming deliveries; OR
(v) Any other material or information SMC-L reasonably requests in connection with performing under this Agreement.

5.2 Upon execution of this Agreement, Starlight shall designate an employee to act as a point-of-contact for SMC-L and shall provide SMC-L with that designated employee's contact information.

6. SMC-L's Obligations

6.1 SMC-L shall use best-faith efforts to perform those Services in Schedule A in accordance with applicable shipping timelines and specific customers' specifications in order to minimize customer charge-backs. In the event Starlight receives charge-backs in the form of fines or penalties due to incorrect shipments, SMC-L is liable only to the extent the issue could have

reasonably been detected by SMC-L within the scope of SMC-L's duties under this Agreement. SMC-L is not liable for any fines, penalties, or lost business caused by factors outside of SMC-L's sole control. These include but are not limited to: EDI transmission errors, late receipt of goods, incorrect customer EDI set-up, or any services performed by third-parties outside the scope of this Agreement.

6.2 Upon execution of this Agreement, SMC-L shall designate an employee to act as point-of-contact for Starlight and provide Starlight with that designated employee's contact information.

7. Duration and Termination

7.1 Subject to the provisions set out below this Agreement shall remain in force for a period of 12 months from the date hereof and shall automatically renew for successive periods of 12 months provided however that:

a) The Terms of the Agreement shall be revisited semi-annually and may be modified by mutual consent of the parties; and

b) Either party shall have the right to terminate and cancel this Agreement at any time after 6 months or by giving at least 3 months calendar month's notice in writing to the other to such effect.

8. Limitation of Liability

8.1 IN NO EVENT SHALL SMC-L BE LIABLE FOR LOST PROFITS, OR ANY OTHER SPECIAL, RELIANCE, INCIDENTAL OR CONSEQUENTIAL DAMAGES, HOWEVER CAUSED AND UNDER ANY THEORY OF LIABILITY, WHETHER BASED IN CONTRACT, TORT OR OTHERWISE, REGARDLESS OF WHETHER STARLIGHT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND NOTWITHSTANDING THE FAILURE OF ANY ESSENTIAL PURPOSE OF ANY LIMITED REMEDY STATED HEREIN.

7. General Provisions

7.1 Confidentiality. The Starlight shall not disclose except in the performance of or pursuant to its obligations under this Agreement any information confidential to SMC-L made known to the Starlight by SMC-L to any third party or convey or disclose any of such information given to SMC-L to any other party except at the request or with the permission of SMC-L.

7.2 Indemnity. Each Party shall defend at its expense and indemnify and hold harmless the other Party from and against any third-party claim or cause of action brought against it to the extent that any such claim is based on a breach of the Agreement or any part thereof, when used within the scope of this Agreement. The indemnifying Party shall pay any settlements and any damages payable to such third party, reasonable out-of-pocket costs incurred by the indemnified Party, solely in connection with the third-party claim, and reasonable attorneys' fees incurred thereby; provided that the foregoing obligation shall be subject to the Party seeking indemnity notify the other Party promptly in writing of the claim.

7.3 Governing Laws. This Agreement and its terms and conditions are governed exclusively by the construed according to the laws of the State of California, United States

without regard to conflicts of laws provisions thereof. Any dispute arising out or relating to this Agreement shall be brought exclusively in any court in California.

7.4 Waiver. The failure of either party to enforce at any time any of the provisions of this AGREEMENT, or the failure to require at any time performance by the other party of any of the provisions of this Agreement, shall in no way be construed to be a present or future waiver of such provisions, nor in any way affect the validity of either party to enforce each and every such provision thereafter.

7.5 Force Majeure. Performance of this Agreement shall be pursued with due diligence and best faith. However, neither party shall be liable to the other for nonperformance or delay in performance due to causes not reasonably within its control, including but not limited to: acts of civil or military authority, acts of God, war, riot, or insurrection, blockades, embargoes, sabotage, epidemics, fires, floods, strikes, lockouts, or labor difficulties. In the event of any Force Majeure occurrence, the disabled party shall use reasonable commercial efforts to meet its obligations as set forth in this Agreement.

7.6 Entire Agreement. This Agreement constitutes the entire understanding of the parties with respect to the subject matter of this Agreement and merges and supersedes all prior communications understanding, and agreements between the parties concerning the subject matter, whether written or oral. This Agreement and all attached Schedules shall not be modified except by a subsequently dated written amendment hereto, signed on behalf of each party by a duly authorized representative.

IN WITNESS thereof the parties hereto have caused these presents to be duly executed as of the date and year first above written.

For Starlite Consumer Electronics (USA) Inc and Cosmo Communications Corporation.:

Lau Sak Hong
Name

Signature

Chairman
Title

Date

For SMC Logistics, Inc.

Anton Handal
Name

Signature

Chief Executive Officer
Title

Date

SCHEDULE A

SERVICES

SMC-L shall provide the following services to Starlight:

(i) Warehouse storage, shipping, and receiving of Starlight and Cosmo's USA Products. Shipments shall be done in compliance with customers' specific requirements, including labeling, wrapping, packing, and shipping timetables;

(ii) Electronic Data Interchange ("EDI") services:

a. Receiving orders;

b. Order entry;

c. Bill of Lading preparation;

d. Generate Advanced Ship Notice ("ASN") to Customer prior to shipment;

e. Order picking;

f. Invoicing Customer (but does NOT include accounts receivable or account reconciling services);

g. Inventory Management;

h. Reporting Discrepancies.

(iii) Disney.com Order Fulfillment

a. Receive Disney.com orders;

b. Order pick, process, and ship direct to consumer.

(iv) Returns Service Processing

a. Receiving and handling returned goods from Starlight and Cosmo's customers in USA;

b. Organizing and storing returned goods into SMC-L's warehouse;

c. Preparing shipment of goods back to China warehouse;

d. Providing monthly reports on inventory of returned goods.

SCHEDULE B

FEE SCHEDULE

Month	Monthly Service Fee
August, 2009	$83,333
September, 2009	$83,333
October, 2009	$83,333
November, 2009	$83,333
December, 2009	$83,333
January, 2009	$83,333
February, 2009	$83,333
March, 2009	$83,333
April, 2009	$83,333
May, 2009	$83,333
June, 2009	$83,333
July, 2009	$83,333